EXHIBIT 12(b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Taiwan Greater China Fund (the "Registrant") hereby certifies, to the best of his or her knowledge, that the Registrant's Report on Form N-CSR for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 6, 2008

/s/ Steven R. Champion
Steven R. Champion
Title: Chief Executive Officer and President

Date: March 7, 2008

/s/ Cheryl Chang
Cheryl Chang
Title: Chief Financial Officer

This certification is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.